                                                                    Exhibit 10.2


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                                [NAME OF OWNER]

                                    - and -

                         CHEVRON TRANSPORT CORPORATION



                           -------------------------

                                BAREBOAT CHARTER

                           -------------------------



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

                               TABLE OF CONTENTS

                                                                        Page No.


1.   Vessel to be Chartered ................................................  1

2.   Period of Charter .....................................................  1

3.   Time and Place of Delivery ............................................  1

4.   Charterers' right in respect of the Vessel ............................  3

5.   Use and Trade of Vessel ...............................................  3

6.   Documentation and House Flag ..........................................  4

7.   Maintenance and Operation .............................................  4

8.   Redelivery and Status .................................................  7

9.   Use of Vessel and Payment of Hire .....................................  8

10.  Mortgage...............................................................  9

11.  Insurance.............................................................. 10

12.  Total Loss, Requisition for Title, Capture, Seizure.................... 13

13.  Requisition for Hire................................................... 14

14.  Liens; Notice on Vessel................................................ 15

15.  Salvage................................................................ 15

16.  General Average........................................................ 16

17.  Default; Remedies...................................................... 16

18.  Termination............................................................ 19

19.  Payments on Termination................................................ 19

20.  Assignment and Sub Charter............................................. 19

21.  Indemnity.............................................................. 20

22.  Purchase Option.......................................................  22

23.  General...............................................................  22

24.  Definitions...........................................................  25

                                BAREBOAT CHARTER

          THIS BAREBOAT CHARTER (hereinafter called the "Charter") made as of ____ day of ___________, 1995 BY and BETWEEN ___________________________,
(hereinafter called "Owners") and Chevron Transport Corporation (hereinafter called "Charterers").

          WITNESSETH AND IT IS HEREBY AGREED as follows:

     1.  Vessel to be Chartered
         ----------------------

     Owners hereby let and demise and Charterers hereby hire the m.t. _________ (hereinafter called the "Vessel"), Official No. _______, of about ___ gross tons and ___ deadweight tons, built in 199_ in _____), together with all her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, electronics, small boats, and all her other appurtenances, whether aboard or removed from the Vessel, together with any and all additions, improvements and/or replacements which may hereafter be made to, on or in the Vessel.

     2.  Period of Charter
         -----------------

     (a) This Charter shall be for a period of twenty (20) years from the Commencement Date. Charterers shall have the option of terminating this Charter on an Optional Termination Date. Charterers shall give Owners (i) non-binding notice of their intent to exercise such option, determined on a good faith basis, at least 12 months prior to such Optional Termination Date and (ii) irrevocable notice of such exercise 9 months prior to such Optional Termination Date, if such Optional Termination Date is the first of the Optional Termination Dates, or 7 months prior to such Optional Termination Date, if such Optional Termination Date is subsequent to the first such Optional Termination Date, and shall pay the applicable Optional Termination Amount on or prior to such Optional Termination Date.

     (b) Should the Vessel be upon a voyage otherwise than under requisition for hire at the time when the charter of the Vessel would (but for the provisions of this clause) have terminated, the Charter Period shall be extended for such additional time as may be necessary for the completion of such voyage. The Charter Period shall also be extended for such additional time as may be necessary to bring the Vessel to a port of redelivery as hereinafter provided in Clause 8 hereof. During any such extension, hire shall be paid pro-rata on a daily basis (assuming a 365-day year) at the rate in force before the commencement of such extension.

     3.  Time and Place of Delivery
         --------------------------

     (a) On the Commencement Date, Charterers shall unconditionally accept delivery of the Vessel under this Charter simultaneously with delivery to and acceptance of the Vessel by Owners under the Purchase Agreement "as is, where is", in whatsoever condition the Vessel may be at the time of such delivery. Owners shall have no obligation whatsoever to deliver the Vessel to Charterers except upon the simultaneous delivery and acceptance referred to above. Such simultaneous delivery and acceptance shall take place at the location specified for delivery in the Purchase Agreement and are referred to herein as "Delivery of the Vessel". On Delivery of the Vessel, Charterers shall execute and deliver to Owners a Certificate of Acceptance.

     (b) OWNERS MAKE NO REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE TITLE, SEAWORTHINESS, CONDITION, VALUE, EQUIPMENT DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR AS TO THE ELIGIBILITY OF THE VESSEL FOR ANY PARTICULAR TRADE OR ANY OTHER REPRESENTATION, WARRANTY OR GUARANTEE WITH RESPECT TO THE VESSEL AND NONE SHALL BE IMPLIED FROM THIS CHARTER; PROVIDED, HOWEVER, THAT OWNERS WARRANT THAT OWNERS HAVE AND SHALL RETAIN WHATEVER TITLE TO THE VESSEL THAT OWNERS RECEIVE FROM CHARTERERS SUBJECT ONLY TO THE MORTGAGE, THIS CHARTER AND LIENS AND ENCUMBRANCES WHICH CHARTERERS ARE OBLIGATED TO DISCHARGE OR SATISFY. CHARTERERS HEREBY WAIVE AS AGAINST OWNERS AND THE VESSEL, ALL REMEDIES, WARRANTIES NOT EXPRESSED IN SUBCLAUSE (b) OF THIS CLAUSE 3 OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO OWNERS' TITLE THERETO OR THE PHYSICAL CONDITION OF THE VESSEL AT THE TIME OF DELIVERY TO CHARTERERS INCLUDING, BUT NOT LIMITED TO (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOUNDED IN STRICT LIABILITY IN TORT AND (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE VESSEL. The acceptance by Charterers of the Vessel under this Charter shall constitute conclusive proof, as between Owners and Charterers, that the Vessel is seaworthy, and otherwise in the condition required by this Charter, in good working order and repair and without defect or inherent defect in title, seaworthiness, condition, design, operation or fitness for use, whether or not discoverable by Charterers as of the date of such tender, and generally in all respects satisfactory to Charterers.

     (c) Charterers warrant that upon Delivery of the Vessel to them the Vessel shall be in Charterers' custody and under its control.

     4.  Charterers' right in respect of the Vessel
         ------------------------------------------

     Owners hereby assign to Charterers, for the duration of the Charter Period, except during periods when an Event of Default shall have occurred and be continuing and except in respect of a Total Loss (unless Charterers shall have made all payments required by Clause 12 hereof in respect of a Total Loss) without representation, warranty or covenant of any kind, effective upon delivery of the Vessel to Charterers, the right to enforce and exercise all rights of warranty, guaranty and indemnity which Owners may have in respect of the Vessel or otherwise directly against the Builder or any manufacturer of any part of the Vessel. Charterers shall be entitled to take such action in the name of Owners against the Builder or any manufacturer of any part of the Vessel in relation to the terms of purchase of, the condition of or any patent infringement or alleged patent infringement in relation to the Vessel or any part thereof as Charterers see fit but subject to Owners being indemnified and secured to its satisfaction by Charterers against all losses, costs, damages and expenses thereby incurred or to be incurred. If as a result of any such action any moneys are received from the Builder or any such other manufacturer of the Vessel as aforesaid the same shall be received by Charterers. Charterers shall use diligence to assert and enforce all such rights which have a material effect upon the value of the Vessel.

     5.  Use and Trade of Vessel
         -----------------------

     (a) Charterers shall have full use of the Vessel and may employ the Vessel worldwide (within Institute Warranty Limits) in the carriage of suitable lawful merchandise. In no event shall Charterers carry on board the Vessel nuclear fuels or radioactive products; provided, however, with the prior written consent of Owners, Charterers may carry on board the Vessel radioisotopes used or intended to be used for any industrial, agricultural, medical or scientific purposes.

     (b) Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment from their insurers, protection and indemnity clubs and underwriters and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

     (c) Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods.

     (d) As to those trades in which the Vessel is employed, Charterers shall comply with any and all requirements regarding financial responsibility or security in respect of oil or other pollution damage as required by any government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over Owners or Charterers, as the case may be, or ownership, use and operation of the Vessel (whether or not such requirement has been lawfully imposed or not) to enable the Vessel, without penalty or charges, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without delay. Charterers shall make and maintain all arrangements for security bond or otherwise as may be necessary to satisfy such requirements at Charterers' sole liability and expense and Charterers shall indemnify Owners against any and all losses, damages, claims, expenses or liabilities incurred by reason of Charterers failure to comply with this Clause 5(d).

     (e) Charterers shall enter and maintain the Vessel under the TOVALOP Scheme or under any similar compulsory schedule during the Charter Period.

     6.  Documentation and House Flag
         ----------------------------

     (a) Charterers agree that it shall, throughout the Charter Period, maintain the documentation of the Vessel under the laws of the Registration Jurisdiction at Owners' cost and expense; provided, however, in the event that the costs and expenses of maintaining such documentation are in excess of $10,000 per annum, then Charterers shall either (i) pay all amounts in excess of $10,000 per annum or (ii) cooperate with the Owner to change the registry or port of documentation of the Vessel. Owners agree to do all such things whatsoever and execute and deliver all such documents whatsoever to enable Charterers to maintain such documentation. Charterers will not change the registry or port of documentation of the Vessel without the prior written consent of Owners which consent shall not be unreasonably withheld, or do or suffer or permit to be done anything which will injuriously affect the documentation of the Vessel as a vessel documented under the laws and regulations of the Registration Jurisdiction. If Charterers change the registry or port of documentation of the Vessel, Charterers shall, at time of redelivery, if Owners so request and at Charterers' expense, change the registry and port of documentation back to that of the Registration Jurisdiction.

     (b) Charterers shall have the right to re-name the Vessel, to paint the Vessel in their own colors, install and display their funnel insignia and fly their own house flag.

     7.  Maintenance and Operation
         -------------------------

     (a) Except as provided in Clause 20, the Vessel shall during the Charter Period be in the full possession and at the absolute disposal for all purposes of Charterers and under their complete control in every respect. Charterers hereby covenant and agree with Owners that during the Charter Period (and subject to the provisions of Clause 13):

               (i) Charterers will at their expense maintain the Vessel, her machinery, cargo handling equipment, boilers, appurtenances and spare parts in a good state of repair and in efficient operating condition in accordance with good commercial maintenance practice commensurate with other vessels in Charterers' fleet of similar size and trade, ordinary wear and tear excepted; and

               (ii) Charterers will at their expense keep the Vessel with unexpired classification in accordance with the highest classification of the American Bureau of Shipping (or such other classification society as shall previously have been approved in writing by Owners) and other required certificates in force and shall make any improvement or structural changes or acquire any new equipment necessary to comply with the requirements of such classification; and

              (iii) Charterers shall be at liberty to fit any additional equipment required for the services of Charterers, beyond that on board at the commencement of this Charter, such work to be done at Charterers' expense and on their time, and such equipment may be removed by Charterers at their cost and on their time at any time (provided, however, that such removal does not adversely affect the class or seaworthiness of the Vessel) prior to the expiration or any other termination of the Charter. The Vessel is to be redelivered to Owners in the same condition and class as that in which she is delivered by Owner, ordinary wear and tear excepted and any additional equipment that cannot be or is not so removed shall become the property of Owners; and

               (iv) Charterers shall not permit the Vessel to proceed to any port which is then subject to a prohibition by the government of the Registration Jurisdiction or the national government of the port in question; and

               (v) in the event of hostilities in any part of the world (whether war be declared or not) Charterers will not employ the Vessel nor suggest her employment in carrying any goods which are declared contraband nor suffer her to enter or trade to any zone which is declared a War Zone by the War Risks Insurers unless Charterers have made arrangements with the said insurers for the payment of such additional premiums as said insurers may require to maintain the relevant insurances in force or in any zone in respect of which the War Risks Insurers have withdrawn cover for the Vessel; and

               (vi) Charterers will not use the Vessel in any manner or for any purpose excepted from any insurance policy or policies taken out in compliance with Clause 11 hereof or for the purpose of carriage of goods of any description excepted from the said insurance policy or policies and shall not do or permit to be done anything which could reasonably be expected to invalidate any of the said insurance policy or policies; and

              (vii) Charterers will not use the Vessel in any manner or for any purpose or trade or permit or suffer to be done any act which will prejudice Owners' ownership of the Vessel or any part thereof.

     (b) During the Charter Period, Charterers shall at their own expense or by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required and shall, as between themselves and Owners, be responsible for all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign, general, municipal, value added or other taxes except that Charterers shall not be responsible for Owners' documentation costs under clause 6(a) or for Owner Taxes. During the Charter Period, the master, officers and crew of the Vessel shall be engaged and employed by Charterers and shall remain Charterers' servants, navigating, managing and working the Vessel on behalf of and at the risk of Charterers.

     (c) As between themselves and Owners, Charterers shall also be responsible for any charges and expenses incidental to the use and operation of the Vessel while under requisition for hire, during the Charter Period. The foregoing provision of this sub-clause shall be without prejudice to the rights of Owners and Charterers against other parties in respect of any such charges or expenses. Charterers shall, subject to the prior written approval of Owners (such approval not to be unreasonably withheld), be entitled to take action in the name of Owners against other parties in respect of such charges or expenses. If as a result of any such action any moneys are received the same shall be recovered by Charterers.

     (d) Charterers shall make no changes in the structure of the Vessel nor major changes in her machinery, appurtenances, spareparts or boilers without in each instance first securing the written approval of Owners, which approval shall not be unreasonably withheld. Provided that if any such changes are required to meet classification society requirements, applicable regulations and/or any relevant laws Owners shall not withhold such approval and Charterers shall not be obliged to reinstate the Vessel to its condition prior to the making of such changes.

     (e) Charterers shall drydock the Vessel and clean and paint her underwater parts in accordance with good commercial practice, but not less than as may be required by the American Bureau of Shipping or such other classification society as provided in 7(a)(ii) to maintain the Vessel's highest classification. Charterers shall give Owners not less than seven (7) days prior notice of their intention to drydock the Vessel, such notice to specify the intended time and place of drydocking.

     (f) Owners (or such persons as they shall appoint or authorize) shall have the right at any time on reasonable notice, and in a manner which shall not interfere with the Vessel's trading requirements to inspect or survey the Vessel in order to ascertain the condition of the Vessel and to satisfy themselves that the Vessel is being properly repaired and maintained in accordance with the provisions of this Charter. Inspection or survey in drydock shall be made only when the Vessel is in drydock under the provisions of sub-clause (e) of this Clause.

However, Owners shall have the right to require the Vessel to be drydocked for inspection, if Charterers are not docking her at the required classification intervals. The costs incurred in respect of such drydocking and any inspection or survey made under this sub-clause shall be paid by Charterers to Owners. All repairs as shall be shown to be required by any inspection or survey shall be made at Charterers' expense and shall be completed within a reasonable period of time or such other period as is specified by the relevant classification society referred to in Clause 7(a)(ii). Time taken in respect of inspection, survey or repairs shall form part of the Charter Period. Charterers shall whenever requested, on reasonable notice, permit Owners to inspect the Vessel's log books and furnish Owners promptly with full information regarding any casualties or other damage to the Vessel.

     (g) Owners shall not be liable for any expense in repairing or maintaining the Vessel or be liable to supply a vessel or any part thereof in lieu if the Vessel or any part thereof is lost, damaged, rendered unfit for use, confiscated, seized, requisitioned, restrained or appropriated and the Charter Hire payable in respect of the Vessel shall continue to be payable notwithstanding loss or damage (not amounting to a Total Loss) to the Vessel or any part thereof (and notwithstanding that the Vessel or any part thereof is rendered unfit for use or is requisitioned for hire). In the event of a Total Loss the provisions of Clause 12 shall apply;

     (h) Charterers shall not have or be deemed to have any authority to pledge Owners' credit for any purpose, including any maintenance overhauls, replacements, repairs and modification of the Vessel.

     8.  Redelivery and Status
         ---------------------

     (a) Unless the Vessel suffers a Total Loss or Charterers purchase the Vessel pursuant to Clause 22, Charterers shall at the end of the Charter Period redeliver the Vessel to Owners at a safe and ice-free port or a place selected by Charterers within the Vessel's trading limits (within 10 steaming days from a recognized loading area) or at such other safe port as shall be agreed between the parties but Charterers shall not be deemed to warrant the safety of such port once redelivery has occurred. The Vessel shall be redelivered to Owners free and clear of all mortgages, liens, claims, charges and encumbrances which Charterers are obligated to discharge or satisfy and in the same or as good structure, state and condition as those in which she was delivered, ordinary wear and tear alone excepted. The time of redelivery shall be the time when the Vessel is tendered for redelivery in class without outstanding requirements or recommendations to enable the Vessel to proceed without delay and free of cargo (other than slops).

     (b) At or about the time of redelivery a survey shall, if Owners so require, be made to determine the condition and fitness of the Vessel, her machinery and equipment. In that event, Charterers and Owners shall each appoint surveyors to be present at such survey and the surveyors present shall determine and state the repairs or work necessary to place the Vessel at the date of redelivery in the structure, state and condition required by sub-clause
(a) of this Clause. In the event that the Vessel has been dry-docked within 30 months prior to redelivery and Charterers certify in writing to Owners that, to the best of their knowledge, the Vessel has had no bottom touching since such dry-docking, such survey may be conducted while the Vessel is afloat. Owners may require a diver's survey of the Vessel. Charterers shall bear all expenses of any such survey. Charterers shall at their expense make all such repairs and do all such work so found to be necessary before redelivery or at Owners' option shall discharge their obligations hereunder by payment to Owners of a sum sufficient to provide, at the prices current at the time of redelivery, for the work and repairs necessary to place the Vessel in such structure, state and condition. The Charter Period shall be extended until the completion of any such repairs and work found to be necessary or the payment of the amounts described in this Clause 8(b).

     (c) The provisions of this Clause shall be subject to the provisions of sub-clause (b) of Clause 13 hereof where the Vessel is under requisition for hire at or until the end of the Charter Period.

     (d) An inventory of consumable stores on board the Vessel shall be made by Charterers in conjunction with Owners on delivery and again on redelivery of the Vessel. Charterers and Owners shall respectively take over and pay for all bunkers, lubricating oil, water and unbroached provisions, paints, oils, ropes and other consumable stores remaining in the Vessel on delivery and redelivery at the market prices current at the port of delivery or redelivery but Charterers shall not be required to pay for lubricating oil in the Vessel's system or for stores included in the Vessel's specification or for stores arranged and put on board by Charterers' at their own expense or by the Builder at its own expense.

     (e) The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least six (6) calendar months. Notwithstanding the provisions of this Clause 8, Charterers shall ensure that Vessel shall have been dry-docked within 30 months prior to redelivery.

     9.  Use of Vessel and Payment of Hire
         ---------------------------------

     (a) Charterers shall have the use of all equipment (which expression includes cabin, crew and galley equipment, navigational aids and technical equipment, furnishings, furniture and fittings and spare and replacement parts) that is the property of Owners on board at the time of Delivery of the Vessel or title to which is acquired by Owners pursuant to the Purchase Agreement; and the same, or their substantial equivalent, shall be returned to Owners on redelivery in good order and condition, ordinary wear and tear alone excepted. Charterers shall from time to time during the Charter Period replace at their expense such items of equipment as shall be so damaged or worn as to be unfit for use. Such replaced equipment shall become part of the Vessel and title to such replaced equipment shall vest in and the same shall belong to Owners.

     (b) Any hired equipment placed on the Vessel by Charterers may be removed by Charterers prior to the expiration of the Charter Period. If so requested by Owners, Charterers shall assist in transfer of equipment hire agreements to Owners or their nominee, but Charterers shall not be required to guarantee or assume any other liability with respect to a transferee's performance under said hire agreements.

     (c) During the Charter Period, the Charterer shall pay, without offset or deduction, whether or not Vessel is under arrest, Charter Hire for the use and hire of the Vessel at the times and in the amounts indicated on Schedule 1 attached hereto and made a part hereof. Unless otherwise notified by Owners, all payments of Charter Hire and other amounts payable by Charterers to Owners hereunder shall be made to an account nominated by Owners at _________________ (or to such other account as Owners may from time to time nominate) and shall be made by wire transfer of immediately available funds.


     (d) During any extension of the Charter Period, the rate of hire shall be calculated on the basis of the then current Charter Hire rate converted to a daily rate using a 365 days year and shall be payable on expiration of such extension.

     (e) Time of payment shall be of the essence. If the date of payment is a date upon which Owners' nominated bank is not open for business, payment shall be made on the first preceding Business Day. Payment of sums due under the provisions of this Charter shall be made (by close of business New York Federal Reserve Bank) by wire transfer to Owners' nominated bank and receipt of such wire transfer by such bank by 10:00 a.m. New York time on the due date for payment (in accordance with all the provisions of this Charter) shall constitute timely payment by the payer of the amount authorized by such cable or telex to be paid even though the payee's account be not credited until after such due date and the payer shall not be liable for any delays or errors committed by such bank in processing payment instructions transmitted properly on behalf of the Charterers.

     (f) If any payment of Charter Hire hereunder shall not be paid when due Owners shall be entitled in addition to call for interest thereon at the rate of interest per annum equal to the Default Rate from and including the due date to the date of actual payment (after as well as before judgment) parts of a day being treated as complete days and Charterers shall thereupon forthwith pay the same to Owners.

     10.  Mortgage
          --------

     (a) Charterers agree that the financing of the Vessel will be secured by the Charter on the Vessel and assignments of Owners' right, title and interest under, in and to this Charter. Charterers shall execute and deliver all such documents, opinions, reports, and agreements listed on Exhibit A attached hereto.

     (b) Charterers agree that this Charter and any other charters permitted under Clause 20(a) hereof shall always be subordinated in all respects to the Mortgage.

     (c) Owners agree that the Mortgage and any other mortgage hereinafter placed on the Vessel by Owners will contain a provision to the effect that throughout the Charter Period, so long as no Event of Default shall have occurred and be continuing and so long as Charterers shall have performed their obligations hereunder, Charterers shall be entitled to quiet enjoyment of the Vessel.

          11.  Insurance
               ---------

          (a)  Insurance Obligations - Charterer shall, at its own expense,
               ---------------------
               provide and maintain the following insurance and shall ensure that the value of the Vessel as stated in any valued policy is equal to the amount insured thereunder:


               (i) hull and machinery insurance for an amount not less than the Stipulated Loss Value of the Vessel as per American Institute Hull Clauses (June 2, 1977) and the American Hull Insurance Syndicate's Liner Negligence Clause (June 2,
                    1977). Such insurance shall include navigation limit adequate for the vessel's trade and exclude collision liability.

               (ii) protection & indemnity insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; full (4/4ths) collision liabilities and pollution liabilities imposed by federal and state laws as well as TOVALOP liabilities (if applicable). Such insurance shall be unlimited as per International Group P&I Club rules except for pollution liabilities which shall be limited to $700 million or the maximum pollution limit offered by and through the P&I Clubs of the International Group.


              (iii) Hull War Risk Insurance for an amount not less than the
                    Stipulated Loss Value of the Vessel as per American Institute Hull War Risks and Strikes Clauses 12/1/77 and the American Hull Insurance Syndicate's Addendum April 1, 1984 (War Risks). Such insurance shall apply to all areas where the Vessel trades.

          (b)  Insurance Practice
               ------------------

          Charterers have, prior to the signing of this Charter, outlined to Owners the insurance arrangements at present in force in relation to its fleet (which arrangements shall apply to the Vessel on and after the date of delivery of the Vessel). Owners hereby confirm their acceptance of such arrangements as complying with Charterers' obligations under the preceding sub-clause (a) (subject to adjustment thereof in the light of changes in market practice and in accepted tanker practice). Charterers undertake not to alter such arrangements in a manner that is in material breach of any other provision of this Charter or otherwise materially adverse to Owners without first notifying Owners and obtaining their written approval, such approval not to be unreasonably withheld.

          (c) Loss payable and notice of Cancellation
              ---------------------------------------

               (i) Unless Owners shall have given their prior written consent, all insurances effected pursuant to Clause 11(a)(i) and
                    (iii) shall contain a loss payable and notice of cancellation clause in the following form:

                    "LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE"

                    (A)  Until ________________________________ ("Owners") shall have notified underwriters to the contrary:

                         (1) all recoveries up to the Stipulated Loss Value hereunder in respect of a total loss or constructive or compromised or agreed or arranged total loss shall be paid in full to Owners without any deduction or deductions whatsoever; and

                         (2) all other recoveries shall be paid in full to Chevron Transport Corporation ("Charterers") or to its order without any deduction or deductions whatsoever; and

                    (B)  Owners shall be advised:

                         (1) if any Hull and Machinery insurer cancels or give notice of cancellation of any insurance or entry at least ten (10) days before such cancellation is to take effect; and

                         (2) if any hull War Risks insurer cancels or gives notice of cancellation of any insurance or entry at least seven (7) days before such cancellation is to take effect; and

                         (3) of any default in the payment of any Hull and Machinery premium or call or failure to renew any such insurance or entry ten (10) days prior to the date of renewal thereof; and

                         (4) of any default in the payment of any War Risks premium or call or failure to renew any such entry seven (7) days prior to the date of renewal thereof."

               (ii) Unless Owners shall have given their prior written consent, all insurance and entries effected pursuant to Clause 11(a)(ii) shall contain a loss payable and notice of cancellation clause in the following form:

                    "LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE

                    At the request of the Owners and with the consent of the Charterers, the protection and indemnity club managers may in their discretion, agree:

                    (a) to pay Owners, or to their order, any recovery the Charterers are entitled to receive from the funds of the P&I Club in respect of any liability, costs or expenses incurred by the Charterers on receipt of notice from the Owners that the Charterers are in default under the Charter; and

                    (b) to give the Owners ten (10) days' notice that insurance in the P&I Club in respect of the Vessel is to cease; and

                    (c) to give the Owners ten (10) days' notice of the P&I Club's intention to cancel the insurance of the Charterers by reason of their failure to pay when due and demanded any sum due from them to the P&I Club.

          (d)  Information as to insurances
               ----------------------------

          Charterers shall give Owners and its insurance advisers such information as to the insurances taken out or being or to be taken out in compliance with Charterers' obligations under the foregoing provisions of this Clause or as to any other matter which may be relevant to such insurances as Owners or their advisers may reasonably request.

          (e) Charterers Option to Self-Insure
              --------------------------------

          Notwithstanding anything to the contrary herein contained in Clause 11, Charterers shall have the right to self-insure against the risks described in Clause 11(a).

     12.  Total Loss, Requisition for Title, Capture, Seizure
          ---------------------------------------------------

     (a) If a Total Loss shall occur, this Charter and the obligation of Charterers to pay Charter Hire hereunder shall continue and be payable as set forth herein until Charterers have complied with this Clause 12. Charterers shall forthwith notify Owners of the facts and circumstances of such Total Loss and Charterers shall, on the date which is 90 days after the Total Loss (the "Loss Date"), pay to Owners the amount determined pursuant to paragraph (b) below. Charterers shall give Owners at least 15 days prior notice in writing of the Loss Date. On the Loss Date, Charterers shall pay such amount to Owners, and thereupon this Charter shall terminate and Charter Hire payable hereunder shall cease.

     (b) The amount payable on any such Loss Date shall be the sum of (i) any deficiency between (A) the Stipulated Loss Value in relation to the period in question calculated by the application of Schedule 2 and (B) all insurance proceeds for damage to or loss of the Vessel and amounts paid by any governmental authority in connection with any requisition, seizure or forfeiture actually received in hand by Owners or the Mortgagee prior to or on such Loss Date; and (ii) all Charter Hire accrued (on a daily basis) but unpaid hereunder to such Loss Date and any other sums due under any provisions of this Charter, together with interest thereon at the Default Rate from the date upon which any such Charter Hire or other sums was due until the date upon which the calculations are made for the purposes of this Clause which date shall be the Loss Date. The foregoing obligations of Charterers under this Clause 12 shall apply regardless of whether or not any moneys are payable under the insurances effected in compliance with Clause 11 hereof in respect of the Vessel, regardless also of the amount payable thereunder, regardless also of the cause of the Total Loss and, regardless of whether or not any of the said compensation shall be payable. This Charter shall terminate upon the fulfillment by Charterers of their obligations under this subclause.

     (c) If Charterers shall have made a payment to Owners pursuant to the foregoing provisions of sub-clause (b) of this Clause and Owners shall subsequently receive any insurance monies or other compensation contemplated under such Clause (b) the same shall be immediately applied first towards repayment to Charterers of the amount of any such payment and second (to the extent that the further insurance monies or compensation shall exceed the amounts paid by Charterers and so repaid by Owners) to Charterers.

     (d) Charterers shall be liable for any loss of any part of or damage to the Vessel (other than a Total Loss in which event the foregoing provisions of this clause shall apply) during the Charter Period from whatsoever cause such loss or damage may arise, unless the same shall have been caused by the negligence or wilful act of Owners, their servants or agents (except where Charterers or their servants and agents are acting as agents of Owners). In the event of repairable damage to the Vessel or any part thereof or loss of part of the Vessel, Owners shall, subject to their prior right to retain any sums which may be due from Charterers to Owners under the terms of this Charter, make payment to Charterers of moneys received under the insurances effected in compliance with Clause 11 upon Charterers furnishing evidence satisfactory to Owners that all such damage has been made good or repaired or repairs have been put in hand.

     (e) For the purpose of this Clause 12, insurers shall be deemed to have admitted a claim either on the date that they inform Owners that the claim is admitted or upon the date that they make payment to Owners even though no claim has ever been admitted.

     (f) Owners shall, upon the request of Charterers, promptly execute such documents as may be required to enable Charterers to abandon the Vessel to insurers and claim a constructive total loss provided that Owners shall be entitled by notice in writing to Charterers to require that the Vessel shall not be abandoned and that a partial loss only shall be claimed, in which case this Charter shall terminate as from the date of the event giving rise to such loss and any insurance payments in respect of the partial loss shall be paid to Owners. Save as aforesaid, any moneys payable by insurers for a partial loss shall be paid to Charterers and Owners shall, at the request and expense of Charterers, take or procure to be taken all such reasonable steps as Charterers may require for the recovery of such moneys.

     13.  Requisition for Hire
          --------------------

     (a) If the Vessel is requisitioned for hire by any governmental or other competent authority during the Charter Period, then unless and until following such requisition the Vessel becomes a Total Loss, this Charter shall continue in full force and effect for the remainder of the Charter Period (and Charterers shall be fully responsible for due compliance with all its obligations under (i) Clause 11 and (ii) the other provisions of this Charter, other than those which Charterers are unable to comply with solely by virtue of the aforesaid requisition for hire); provided, however, that if Charterers shall duly comply with all of their obligations under this Charter save as aforesaid, Charterers shall be entitled to all requisition hire paid to Owners or to Charterers by such governmental or other competent authority or by any person acting by the authority of the same on account of such requisition during the Charter Period.

     (b) Should the Vessel be under requisition for hire at or until the end of the Charter Period:

               (i) Charterers shall, if they are prevented by reason of the requisition from redelivering the Vessel under sub-clause
                    (a) of Clause 8 hereof, be relieved from their obligation so to do, provided that if the party requisitioning the Vessel does not at the end of the period of requisition redeliver the Vessel to Owners at such place as Owners shall request, Charterers shall upon the written request of Owners use their best endeavors to redeliver the Vessel in accordance with sub-clause (a) of Clause 8;

               (ii) after such release Charterers shall be given a reasonable opportunity of removing any such additional or hired equipment as is referred to in sub-clause (b) of Clause 9 hereof on the terms referred to in that sub-clause;

              (iii) notwithstanding any other provision of this Charter,
                    Charterers shall be under no liability to Owners in respect of the structure, state or condition of the Vessel insofar as such structure, state or condition is due to the manner in which she has been used or treated or to any events which have occurred during the period of such requisition.

     14.  Liens; Notice on Vessel
          -----------------------

     (a) Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of Owners in the Vessel. Charterers shall indemnify and hold Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter Period while she is under the control of Charterers, and against any claims against Owners arising out of or in relation to the operation of the Vessel by Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by Charterers, Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.


     (b) Charterers will fasten to the Vessel in a conspicuous place and will keep so fastened during the Charter Period a notice reading as follows:

          "This Vessel is the property of and is registered in the name of __________________________; she is under charter by demise to and operated by ______________________________ and neither Charterers nor the Master nor any servant or agent thereof has any authority whatsoever to contract on behalf of Owners or to pledge Owners' credit or to involve Owners in any liability whatsoever"

or in such other form as Owners may reasonably require from time to time.

     15.  Salvage
          -------

     All salvage and all proceeds from derelicts shall be for Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by Charterers.

          16.  General Average
               ---------------

          General Average, including Owners' portion, if any, shall be payable by Charterers. General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974, as amended 1990, or any subsequent modification thereof current at the time of the casualty.

          17.  Default; Remedies
               -----------------

          (a)  If during the term of this Charter:

               (i) Charterers shall make default for two Business Days in any payment in respect of Charter Hire due under the terms of this Charter.

               (ii) Charterers shall fail for a period of thirty (30) Business
                    Days after written notice thereof has been given to Charterers by Owners to perform and observe any of the covenants, conditions, agreements or stipulations on the part of Charterers to be performed or observed contained herein (other than sub-clause (a)(i) and (v) of this Clause).


              (iii) Charterers cease doing business as a going concern or generally cease to pay their debts as they become due or any proceedings under any bankruptcy or insolvency laws are instituted against Charterers or if a receiver or trustee is appointed for Charterers or for any of their assets or properties, and such proceeding is not dismissed, vacated or fully stayed within sixty (60) days.

               (iv) Charterers shall create or suffer to exist any mortgage, charge, pledge or other like encumbrance over the Vessel or any part thereof not created or caused by Owners or by persons claiming by, through or under Owners or shall have abandoned the Vessel. The foregoing provisions shall not apply to any notice of abandonment which Charterer's may give to insurers under the provisions of Clause 12.

               (v) Charterers fail to comply with any of their obligations as to insurance contained in Clause 11.

               (vi) Charterers shall within thirty (30) days of any scheduled date of redelivery hereunder fail to provide adequate bail or security when required so to do in respect of any maritime lien, possessory lien or statutory right in rem which may be acquired over the Vessel not created or caused by Owners or by persons claiming by, through or under Owners in order to prevent the Vessel being arrested, impounded or seized or if any such lien, right or claim over the Vessel is exercised by the arrest, attachment, detention, impounding or seizure of the Vessel under any distress execution or other process, or any distress or execution is levied thereon, and Charterers fail to use their best endeavors to procure the release of the Vessel therefrom within thirty (30) days of any scheduled date of redelivery hereunder.

          THEN AND IN ANY SUCH EVENT Owners may, by written notice to Charterers, declare this Charter to be in default and Owners may:

          (a) (i) Upon written demand, cause Charterers at Charterers' expense to, and Charterers shall promptly, redeliver the Vessel or cause the Vessel to be redelivered, with all reasonable dispatch to Owners and in the condition required by the terms of Clause 8 as if the Vessel were being redelivered at the expiration of the Charter Period, and all obligations of Charterers under said Clause 8 shall apply to such redelivery, or (ii) Owners or their agent, at Owners' option, without further notice, may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or in any port, harbor, or other place and irrespective of whether Charterers, any subcharterer or any other Person may be in possession of the Vessel, all without prior demand and without legal process, and for that purpose Owners or their agent may enter upon any dock, pier or other premises where the Vessel may be and may take possession thereof, without Owners or their agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or otherwise. The exercise by Owners of their remedies under this subparagraph (a) shall be without prejudice, and in addition, to any of Owners' other remedies referred to below.

          (b) Owners or their agent may sell the Vessel at public or private sale, with or without notice to Charterers, advertisement or publication, as Owners may determine, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been the Charter Period in the absence of the termination of Charterers' rights to the Vessel) to others or keep the Vessel idle, all on such terms and conditions and at such place or places as Owners may determine and all free and clear of any rights of Charterers and of any claim of Charterers in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to Charterers.

          (c) Charterers shall be liable for any and all Charter Hire payable under this Charter before, during or after the exercise of any of the foregoing remedies and for all reasonable costs including all legal fees and any other costs and expenses whatsoever incurred by Owners by reason of the occurrence of any default or by reason of the exercise by Owners of any remedy hereunder, including, without limitation, all costs and expenses incurred by Owners in connection with any retaking of the Vessel and, upon the redelivery or retaking of the Vessel in accordance with this Clause 17, the placing of the Vessel in the condition and seaworthiness required by the terms of Clause 8 hereof and including interest on overdue Charter Hire.

          (d) Each and every right, power and remedy herein given to Owners shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Owners, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Owners to exercise any right or power vested in it hereunder shall impair such right or power or be construed as a waiver of or as acquiescence in any default by Owners or be deemed a waiver of any right arising out of any future default or of any past default. In the event Owners at any time agree to waive any such right or power, such waiver shall be revocable by Owners at any time and the right or power shall henceforth be again exercisable as though there had been no such waiver unless the Event of Default has been cured. In the event Owners shall have proceeded to enforce any right or pursue any power under this Charter and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Owners, then and in every such case Charterers and Owners shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Charter and all rights, remedies and powers of Owners shall continue as if no such proceedings had been taken.

          (e) The rights and powers of Owners and the obligations of Charterers under this Clause 17 shall be effective and enforceable regardless of the pendency of any proceeding which has or might have the effect of preventing Owners or Charterers from complying with the terms of this Charter. No express or implied waiver by Owners of any default shall in any way be, or be construed to be a waiver of any further or subsequent default.

     18.  Termination
          -----------

     In the event (a) the Charterers shall exercise the option granted to them pursuant to Section 2(a) and Charterers shall have remitted to Owners an amount equal to the Optional Termination Amount, (b) a Total Loss shall have occurred and Charterers shall have remitted to Owners the amounts described in Clause 12(b) or (c) Charterers shall have remitted to Owners the amounts described in Clause 19, then, notwithstanding anything to the contrary contained herein, the Charter shall continue with respect to Charterers' obligation to pay such amount to Owners and shall terminate on (x) the date which is 367 days after the date on which such amounts have been remitted to Owners or the Owners' assignee or
(y) if (i) Charterers commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (ii) a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) is appointed for Charterers or for any substantial part of their property, (iii) Charterers generally fail to pay their debts as they become due or (iv) Charterers make a general assignment for the benefit of creditors, the expiration of the period during which any payment made by or on behalf of Charterers may be avoided under any applicable bankruptcy, insolvency, creditors' rights or similar laws.

     19.  Payments on Termination
          -----------------------

     Whether or not Owners shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies under Clause 17, upon or as a consequence of a breach of contract by Charterers amounting to repudiation by Charterers of this Charter, Owners may immediately require Charterers to pay to Owners, and Charterers shall pay to Owners as liquidated damages for loss of a bargain and not as a penalty, an amount equal to (i) the sum of (A) the Stipulated Loss Value in relation to the period in question calculated by the application of Schedule 2, (B) all outstanding accrued and unpaid Charter Hire and (C) any other amounts due to Owners under this Charter on or prior to the date of payment and (ii) interest thereon (as well after as before judgment) at the Default Rate from the date such amounts were payable to the actual date of payment.

     Charterers shall not be entitled to any part of the net proceeds of the Vessel (if any) whether by way of rebate of Charter Hire or otherwise.

     20.  Assignment and Sub Charter0.0.40.
          --------------------------

     (a) Charterers may not assign all or part of their rights and obligations under this Charter nor may they charter the Vessel by demise to any other entity without the prior written consent of Owners, such consent, subject always to the Vessel being maintained and insured to the same standards as are adopted by Charterers in respect of the vessels owned by them, not to be unreasonably withheld; provided, however, that Charterers may assign their rights and obligations hereunder to a corporation more than 50% of which is owned, directly or indirectly, by Chevron Corporation so long as Charterers remain responsible as principals for the due fulfillment of this Charter and provide such assurances of responsibility to Owners as they may reasonably request.

     (b) Charterers may otherwise charter the Vessel without the prior consent of Owners provided that Charterers remain responsible as principals (or appoint another person to be responsible in their stead) for navigating and managing the Vessel throughout the period of such charter and for defraying all expenses in connection with the Vessel throughout such period or substantially all such expenses other than those directly incidental to a particular voyage or to the employment of the Vessel during that period.

     (c) Owners may not transfer or assign to any other person or entity all or part of its rights or obligations under this Charter (except to the Lender pursuant to the Assignment of Charter and the reassignment of this Charter to the Collateral Trustee under the Assignment of Assignment of Charter (collectively, the Assignment of Charter and the Assignment of Assignment of Charter shall be referred to as the "Security Assignment")) unless such transferee or assignee also assumes the obligations of Owners under the related Security Documents and Charterers shall have given its prior written consent to such assignment and assumption, which consent shall not be unreasonably withheld. In addition, any transfer of Owners' interest in this Charter (other than the Security Assignment) may only be effected by surrender of this Charter and its reissuance by Charterers to such Owners' assignee or transferee.

          21.  Indemnity
               ---------

          (a) Charterers hereby indemnify Owners and shall keep Owners fully indemnified at all times whether during the currency of this Charter or at any time in respect of events arising during the currency of this Charter against:

               (i) All costs and expenses of operating and maintaining the Vessel and of operating, maintaining and replacing all parts including (but without prejudice to the generality of the foregoing) all fuel, oil, port charges, fees, taxes, levies, fines, penalties, charges, insurance premiums, victualing, crew, navigation, manning, operating and freight expenses and all other outgoings whatsoever payable by Owners or Charterers in respect of the possession or operation of the Vessel or any part thereof, or the purchase, ownership, delivery, chartering, possession and operation, import to or export from any country, return, sale or disposition of the Vessel or any part thereof or upon the hire, receipts or earnings arising therefrom (other than Owners Taxes or documentation costs except as otherwise provided in Clause 6(a)) which shall be promptly paid by Charterers;

               (ii) All liabilities, claims, proceedings (whether civil or criminal), penalties, fines or other sanctions, judgements, charges, taxes, impositions, liens, salvage, general average, costs and expenses whatsoever which may at any time be made or claimed by Charterers or any employee, servant, agent or sub-contractor, passenger, owner, shipper, consignee and receiver of goods or any third party (including governments or other authorities) or by their respective dependents arising directly or indirectly in any manner out of the design, construction, possession, management, repair, certification, manning, provisioning, supply or servicing of the Vessel (whether at sea or not) or the chartering thereof hereunder whether such liability, claims, proceedings, penalties, fines, sanctions, judgments, charges, taxes, impositions, liens, salvage, general average, cost or expenses may be attributable to any defect in the Vessel or the design, construction, testing or use thereof or from any maintenance, service, repair, overhaul or otherwise and regardless of when or where the same shall arise and whether or not the Vessel or the relevant part thereof is in the possession or control of Charterers (other than Owners Taxes or documentation costs except as otherwise provided in Clause 6(a)); and

              (iii) Charterers accept all liability for oil or other
                    pollution damage resulting from Charterers' operation of the Vessel under this Charter and agree to promptly indemnify and hold Owners harmless from and against any and all losses, damages and expenses which Owners may incur as a result of any oil or other pollution damage resulting from Charterers' operation of the Vessel under this Charter, including, but not limited to, Owners' liability under the Oil Pollution Act of 1990, as amended, and/or the laws of any other jurisdiction relating to oil spills.

               (iv) Owners shall use good faith efforts to notify Charterers promptly of any tax for which it may seek indemnity. Charterers shall, subject to the prior written approval of Owners (such approval not to be unreasonably withheld), be entitled to take action in the name of Owners at Charterers' expense against any taxing authority in respect of any taxes for which Charterers have indemnified such Owners, and Owners agree to reasonably cooperate with Charterers in taking such action. If as a result of any such action any moneys are received that are attributable to such indemnified taxes (including any interest thereon paid by such taxing authority) the same shall be recovered by Charterers.

          (b) Without prejudice to its generality, the provisions of this sub-clause shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have suffered or allege that they have suffered loss, damage or injury in connection with any thing done or not done by the Vessel, including in connection with any oil or other substance emanating or threatening to emanate from the Vessel and shall extend to levies, impositions, calls, or contributions on or required to be made by Owners during or in respect of the Charter Period.

          (c) If any obligation of Charterers under the foregoing sub-clause or under subclause (d) below shall not be discharged when due, Charterers shall on demand forthwith pay to Owners not only the amount of such obligation but also interest thereon at the Default Rate from the date Owners paid the same to the date of reimbursement by Charterers (after as well as before judgment)

          (d) In the event of the Vessel becoming a wreck or obstruction to navigation, Charterers shall indemnify Owners against all losses, costs, damages and expenses which Owners may in consequence thereof incur including those incurred in respect of the removal or destruction of the wreck or obstruction under statutory or other powers.

          22.  Purchase Option
               ---------------

          (a) On ________, 2015, so long as this Charter has not earlier terminated and no Event of Default has occurred and is continuing and all payments due hereunder have been paid in full, Charterers shall have the right to purchase the Vessel at a purchase price equal to $1.00. Charterers shall give Owners at least 90 days prior written notice of its election to purchase the Vessel on ________, 2015.

          (b) Owners agree to do all such things whatsoever and execute and deliver all such documents whatsoever to enable Charterers to register title to the Vessel in the name of Charterers or its designee.

          (c) Charterers shall pay all fees, taxes (other than Owner Taxes), costs and expenses which may become payable as a result of or in connection with this Clause 22.

          23.  General
               -------

          (a) Charterers shall give to Owners all such information as Owners may reasonably request with regard to the performance by Charterers of their obligations hereunder.

          (b) Charterers shall pay all expenses (including legal and other costs) incurred by Owners in connection with the enforcement of any rights conferred upon Owners by this Charter or in or incidental to any action brought by Owners to recover any hire or other payments due hereunder or for breach of any covenant, agreement, condition or stipulation herein contained or to recover possession of the Vessel or any part thereof whether any such action proceeds to judgment or not. Owners shall pay all expenses (including legal and other costs) incurred by Charterers in connection with the enforcement of any rights conferred upon Charterers against Owners by this Charter.

     (c) No failure or delay on the part of Owners in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.

     (d) This Charter shall not be varied in its terms by an oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by all the parties hereto or by their duly authorized representatives.

     (e) If any term or provision of this Charter or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Charter or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

     (f) The title to the Clauses and sub-clauses of this Charter shall not in any way affect the interpretation thereof; the terms defined in this Charter have the meanings assigned to them in this Charter and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.


     (g) Any demand, consent, record, election or notice required or permitted to be given under this Charter shall be in writing and sent by recorded or registered letter or telefax (and in the case of telefax confirmed by recorded or registered letter) addressed as follows:

          (i)  If to Owners to:
               United House
               14-16 Nelson Street
               Douglas, Isle of Man
               Fax No:
                      -----------------------
               Attention:
                         --------------------

          (ii) If to Charterers to:
               Chevron House
               11 Church Street
               Hamilton, Bermuda HM111
               Fax No:
                      ------------------------
               Attention:
                         ---------------------
or in case to such other person or address or addresses or telefax number as any party may notify in writing to the other parties hereto. Any such notice shall be deemed to have reached the party to whom it is addressed (in the case of notice given by letter) five (5) days after despatch by first class pre-paid post (airmail if from abroad) or (in the case of notice given by telefax) when confirmed by a correct transmission report when despatched and for this purpose confirmation by letter of notice given by telefax, shall be disregarded.

          (h) This Charter shall be governed by and construed and performance thereof shall be determined in accordance with the federal laws of the United States of America and the laws of New York. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          (i) All matters of difference between the parties hereto (other than as herein expressly provided to the contrary and other than in respect of any action by Owners for possession of the Vessel) shall be referred to arbitration in New York by an arbitrator to be agreed between Owners and Charterers or in default of such agreement within 30 days to be nominated by the President for the time being of the Society of Maritime Arbitrators.

          (j) Where it is provided in this Charter that in default of agreement a matter is to be determined by an expert under this sub-clause, the same shall be determined by such person, firm, corporation or body as may be agreed between Owners and Charterers (or in default of agreement as may be nominated by the Chairman for the time being of the Baltic and Mercantile Shipping Exchange) who shall be deemed to act as expert and not as arbitrator and whose determination shall be final and binding on the parties.

          (k) All payments (other than payments pursuant to Clauses 21(a)(i) and 21(a)(ii) and documentation costs for Owners' account pursuant to Clause 6(a)) made to Owners shall be made without deduction for or on account of any present or future taxes (including value added, turnover, sales and use taxes), levies, imposts, duties, deduction, withholdings and other charges of whatsoever nature (collectively, "Charges") unless such deduction is required by law. If such deduction is required by law (i) the sum payable by Charterers shall be increased as may be necessary so that, after making all required withholdings and deductions (including those applicable to additional sums payable under this Clause 23(k)), Owners shall receive an amount equal to the sum that Owners would have received had no such withholdings and deductions been made and (ii) as required by applicable law Charterers shall withhold or deduct the amount required and pay such amount to the relevant taxing or other governmental authority. If any Charges paid by Charterers are recoverable by Owners from such taxing or other governmental authority, Charterers shall be entitled to the same rights provided in Clause 21(a)(iv). Owners shall consult with Charterers and use reasonable efforts to agree to a method of avoiding or minimizing any such deduction that is not in breach of applicable law or governmental regulation or of any of the financing documents entered into with the Mortgagee and which will leave the parties in substantially the same contractual relation as is herein contained. Without limiting the generality of the foregoing, the Owners shall take any lawful action to the extent necessary to prevent or avoid the imposition of any taxes, including any withholding taxes with respect to

Charter Hire, by any taxing jurisdiction (including the Registration Jurisdiction, except with respect to any taxes included in documentation costs for Owners' account pursuant to Clause 6(a) hereof), including changing its jurisdiction of incorporation or residence; provided however, that it shall not be required to take, or fail to take, any action (x) if in the opinion of counsel such act or failure to act would violate applicable law or (y) if in the reasonable opinion of Owners the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (y) of the immediately preceding sentence a requirement to change the jurisdiction of the Owners' incorporation or residence shall not be treated as unduly burdensome.


          (l) If any provision of this Charter shall be, or shall be rendered, unenforceable in whole or in part (which for the purposes of this Clause shall include being contrary to an official code or order for the time being in force to which either of the parties hereto is required by law to have regard and the contravention or the continued contravention of which could be considered or be made unlawful) Owners and Charterers shall use their best endeavors to agree an amendment or amendments to the terms of this Charter which would result in this Charter as so amended being fully enforceable and achieving substantially the same result (both financially and otherwise) so far as concerns Owners and Charterers as this Charter in its executed form would have achieved if the same had been fully enforceable. If Owners and Charterers are unable to agree to such an amendment or amendments then either party may by notice request that an arbitrator be appointed pursuant to the provisions to Clause 23(i) to determine whether an amendment or amendments which would achieve the result set out above are possible, and he shall be asked to specify them and the terms of this Charter shall be amended accordingly.

          (m) The indemnities of Owners by Charterers contained in this Charter shall continue in full force and effect (in respect of events occurring during the currency of this Charter) notwithstanding the termination of the charter of the Vessel, the repudiation by Charterers of this Charter or the expiration of the charter period by effluxion of time or otherwise.

          (n) Charterers and Owners agree that for United States tax purposes this Charter is intended to be a financing arrangement and not a true lease, and Charterers and Owners further agree to file their respective tax returns and reports consistent with such intention. This Charter shall be in registered form within the meaning of section 163(f) of the United States Internal Revenue Code of 1986, as amended, and Owners shall provide Charterers upon request, any forms or reports reasonably requested by Charterers to evidence such position, specifically including United States Internal Revenue Service Form W-8 or any successor form.

     24.  Definitions
          -----------

     "Assignment of Charter" means the Assignment of this Charter by Owners as collateral for the Owners obligations to the Lender.

     "Assignment of Assignment of Charter" means the assignment of this Charter by the Lender to the Collateral Trustee as security for the Lender's obligations under the Indentures.

     "Builder" means _____________________.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Mortgagee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     "Certificate of Acceptance" means the certificate executed by Charterers on the Commencement Date indicating Charterers' acceptance of the Vessel under this Charter.

     "Charter Hire" means the charter hire payable by Charterers for the use and possession of the Vessel payable at the times and in the amounts set forth on
Schedule 1 attached hereto and made a part hereof.

     "Charter Period" means the period of time from the Commencement Date to the expiration or earlier termination of this Charter, pursuant to the provisions hereof.

     "Collateral Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as collateral trustee under the Collateral Trust Agreement, dated as of ____________ 1, 1995, among the Lender, the Collateral Trustee and the Trustee.

     "Commencement Date" means the date on which the Vessel is accepted by Owners under the Purchase Agreement and by Charterers under this Charter.

     "Compulsory Acquisition" means requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government or governmental authority.

     "Default Rate" means a rate per annum equal to the sum of 1.50% and LIBOR as of the commencement of such period.

     "Event of Default" means an event described in sub-clauses (a)(i) through
(a)(vi) of Clause 17.

     "Indentures" means the Indenture, dated as of _______ 1, 1995 between the Lender and the Trustee pursuant to which the Term Mortgage Notes will be issued and the Indenture, dated as of ________ 1, 1995 between the Lender and the Trustee pursuant to which the Serial Mortgage Notes will be issued.

     "Institute Warranty Limits" means the Institute Warranties as defined by the Institute of London Underwriters.

     "Lender" means California Petroleum Transportation Corporation, a corporation organized under the laws of the State of Delaware.

     "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of Charterers and Owners (or Owners' assignee) will select a reference bank and the third reference bank will be selected by Charterers and Owners (or Owners' assignee) together or, failing agreement, by the previously selected reference banks together.

     "London Banking Day" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

     "Mortgage" means the Mortgage, dated the date hereof, between Owners and the Mortgagee or any other mortgage relating to the financing of the Vessel by Owners.

     "Mortgagee" means the Lender and any successor thereto or any other mortgagee of the Vessel.

     "Optional Termination Amount" means the amount indicated below with respect to the Optional Termination Dates:

     Optional Termination Date           Optional Termination Amount
     -------------------------           ---------------------------

     ____________, 200_                  $___________
     ____________, 200_                  $___________
     ____________, 200_                  $___________
     [____________, 200 ]                $___________

     "Optional Termination Date" means the [8th, 10th, 12th or 14th] [9th, 11th, 13th or 15th] [10th, 12th, 14th or 16th] [11th, 13th or 15th] anniversary of the Commencement Date.

     "Owner Taxes" means any income, franchise or equivalent tax, imposed upon or measured by the net income, stated capital or earned surplus of an Owner by any federal, state, local or other taxing authority of any jurisdiction worldwide, or any tax imposed pursuant to Section 887 of the United States Internal Revenue Code of 1986, as amended, or any taxes that result from the willful misconduct or gross negligence of an Owner or from the inaccuracy or breach of any representation, warranty or covenant of an Owner contained in any of Clauses 6(a), 20, 21(a)(iv), 23(k) or 23(n) of this Charter or in any document furnished in connection with such Clauses by an Owner, or any taxes that would not have been imposed but for the failure of any Owner (a) to provide to Charterers (for filing by Charterers with the taxing jurisdiction imposing such taxes or retention in Charterers' records) upon Charterers' timely request such certifications, information, documentation or reports concerning such Owner's identity, jurisdiction of incorporation or residency, or connection with such taxing jurisdiction or (b) to promptly file upon Charterers' timely request such reports or returns (which shall be prepared with reasonable care in accordance with Charterers' written instructions) claiming (or availing itself
of) any applicable extensions or exemptions (to the extent that timely notice thereof is provided by Charterers); provided that Owner Taxes shall not include any such tax imposed on any amount that is (i) an indemnity or reimbursement of an Owner, (ii) an operating or maintenance expense, or (iii) a tax for which Charterers are otherwise liable under this Charter; and provided further that Owner Taxes shall not include any such tax imposed by any government, jurisdiction or taxing authority other than the United States Federal government solely as a result of the location of the Vessel or the Vessel's use by Charterers.

     "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

     "P&I Club" means a protection and indemnity association.

     "Purchase Agreement" means the Vessel Purchase Agreement, dated as of _______, 1995, between Owners and Charterers.

     "Registration Jurisdiction" means the [Republic of Liberia] [Commonwealth of the Bahamas].

     "Security Documents" means all of the agreements executed and delivered by Owners to the Lender as collateral security for Owners' obligations to the Lenders.


     "Serial Mortgage Notes" means the Serial First Preferred Term Mortgage Notes which will mature serially from _____________, 1996 to _____________, 2006 in the initial aggregate amount of $167,500,000 issued by the Lender concurrently with the issuance of the Term Mortgage Notes.

     "Stipulated Loss Value" means, as of any date, the amount corresponding to such date as indicated on Schedule 2 hereto and made a part hereof.

     "Term Mortgage Notes" means __% First Preferred Mortgage Notes Due 2015 in the initial aggregate amount of $117,900,000 issued by the Lender concurrently with the issuance of the Serial Mortgage Notes.

     "Total Loss" means either (a) actual or constructive or compromised or arranged total loss of the Vessel, (b) Compulsory Acquisition of the Vessel or
(c) if so declared by Charterers at any time and in their sole discretion a requisition for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time (GMT) on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard of. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: 1) the date that notice of abandonment of the Vessel is given to the insurers provided a claim for total loss is admitted by the insurers, or 2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred, or 3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation (said experts to be appointed by Charterers at their expense and approved by Owners, such approval not to be unreasonably withheld) concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in Clause 7 exceed the Vessel's fair market value in sound condition.

     "TOVALOP Scheme" means the Tankers Owners Voluntary Agreement concerning Liability for Oil Pollution dated January 7, 1969, as amended.

     "Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as indenture trustee under the Indentures or any successor trustee thereunder.

     IN WITNESS WHEREOF the parties have caused this Charter to be signed the
     ------------------
date and year first above written.


                                    [NAME OF OWNER]


                                    By:
                                       -----------------------
                                    Name:
                                         ---------------------
                                    Its:
                                        ----------------------

                                    CHEVRON TRANSPORT CORPORATION


                                    By:
                                       -----------------------
                                    Name:
                                         ---------------------
                                    Its:
                                        ----------------------